[NEWGEN LOGO]

NewGen Technologies, Inc.
6000 Fairview Road, 12th Floor
Charlotte, NC 28210
(704) 552-3590
www.newgenholdings.com

Media Contact:                          Investor Contact:
Blois Olson                             Chris Witty & Jody Burfening
New School Communications, Inc.         Lippert/Heilshorn & Associates, Inc.
(651) 221-1999                          (212) 201-6609
b.olson@new-school.com                  cwitty@lhai.com

FOR IMMEDIATE RELEASE

                          NewGen Announces New Chairman
              Board Changes to Enhance Strategic Development Plans

CHARLOTTE, NC, May 23, 2006 - NewGen Technologies, Inc. (OTCBB: NWGN), continuing on its mission to becoming a fully-integrated, global producer and distributor of premium biofuels, today announced that, effective immediately, Noel M. Corcoran becomes Chairman of the Board of Directors and S. Bruce Wunner becomes Vice Chairman, also remaining as Chief Executive Officer.

As Chairman, Mr. Corcoran, age 54, brings with him vast experience in business strategy, corporate governance, tax and financial planning. He has led his own tax consulting firm since 1984, during which time he served as a financial and tax advisor to many corporations and high net worth individuals - both in Ireland and internationally. He has also been President of the Irish Taxation Institute and serves as a director for many companies. He has a Commerce Degree from University College Dublin and is a Fellow of the Irish Taxation Institute.

At the same time, Michael F. D'Onofrio, currently Senior Vice President of Strategic Development, has also been appointed to the board. Prior to joining the company and working to develop both NewGen and its U.S. subsidiary, Refuel America, Mr. D'Onofrio worked in investment banking, focused on mergers & acquisitions, real estate development, and raising capital. He obtained his MBA from Nova Southeastern University's Huizenga Graduate School of Business and Entrepreneurship in Ft. Lauderdale, Florida and has an undergraduate degree in Business from John Carroll University in Cleveland, Ohio.

"I am excited to be taking on this new position at a crucial time in NewGen's development," said Noel M. Corcoran, Chairman of NewGen. "Having been with the company's board since January of this year, I am impressed with NewGen's growth strategy and I look forward to expanding and helping to deliver the vision of the company.

"This appointment of Noel Corcoran brings additional support and counsel to our management team. I look forward to this opportunity to work more closely with Noel," said S. Bruce Wunner, Vice Chairman and CEO.

About NewGen Technologies, Inc.

NewGen's mission is to be a leading manufacturer, blender and distributor of premium biofuels that are intended to dramatically reduce the ecological and economic impact of world petroleum use. NewGen believes that it has developed the cleanest burning and highest performing fuels in the world by utilizing technology that allows for more complete combustion, which NewGen believes will result in improved miles per gallon and significantly decreased harmful emissions, including reduced carbon monoxide, carbon dioxide, nitrous oxides, particulates and black smoke. The company's fuel products include proprietary and complex technology, substantially and predominantly derived from petroleum sources, which are intended to improve the performance of gasoline and diesel fuels, as well as domestically-produced and environmentally-friendly alternative fuels such as Ethanol-based E85 and Biodiesel-based B20. The vision of NewGen and ReFuel America, NewGen's wholly-owned U.S. subsidiary, is a world less dependent on oil, using secure, homegrown fuels which better preserve our most important resources - the air we breathe and water we drink.

Additional information can be found at the company's websites, www.newgenholdings.com & www.refuelamerica.com

Safe Harbor Statement Under the Private Securities Litigation Act of 1995 - With the exception of historical information, the matters discussed in this press release are forward-looking statements that involve a number of risks and uncertainties. The actual future results of NWGN could differ significantly from those statements. Factors that could cause actual results to differ materially include risks and uncertainties such as the inability to finance the company's operations or expansion, inability to hire and retain qualified personnel, changes in the general economic climate, including rising interest rate and unanticipated events such as terrorist activities. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms, or other comparable terminology. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements. For further risk factors see the risk factors associated with our Company, review our SEC filings.